                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                    RESORTQUEST INTERNATIONAL
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                                                        March 29, 2000

Dear Shareholder,

    On behalf of our entire Board of Directors, we cordially invite you to attend our Annual Meeting of Shareholders on Thursday, May 11, 2000. At the meeting, we will review ResortQuest's performance for fiscal year 1999 and our expectations for the future.

    A notice of the meeting and Proxy Statement follow. You will also find enclosed your proxy voting card and the 1999 Annual Report. We would like to take this opportunity to remind you that your vote is important. Please take a moment now to complete, sign and date the enclosed proxy voting card and return it in the postage-paid envelope we have provided.

    We look forward to seeing you on May 11(th) and addressing your questions and comments.

    Sincerely,

    /s/ DAVID C. SULLIVAN                            /s/ DAVID L. LEVINE
    ----------------------------                     ------------------------
    David C. Sullivan                                David L. Levine
    Chairman                                         President and Chief
                                                     Executive Officer

    530 OAK COURT DRIVE, SUITE 360   -  MEMPHIS, TN 38117   -  901-762-0600

                                     [LOGO]

                                                        March 29, 2000

                               NOTICE OF THE 2000
                         ANNUAL MEETING OF SHAREHOLDERS

    The Annual Meeting of Shareholders of ResortQuest International, Inc. will be held on Thursday, May 11, 2000, at 9:00 a.m., at the Embassy Suites, 1022 South Shady Grove Road, Memphis, TN 38120, to consider and take action on the following matters:

    1. The election of nine directors to serve until the next annual meeting of shareholders;

    2. The ratification of the appointment of Arthur Andersen LLP as our independent public accountants for fiscal year 2000; and

    3. The transaction of any other business that is properly raised at the meeting.

   YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "IN FAVOR OF" THE TWO PROPOSALS.

                                                              By Order of the Board of Directors,

                                                              /s/ DAVID L. LEVINE
                                                                -----------------------------------
                                                                David L. Levine
                                                                President and Chief Executive Officer

    530 OAK COURT DRIVE, SUITE 360   -  MEMPHIS, TN 38117   -  901-762-0600

TABLE OF CONTENTS ______________________________________________________________

                                                                PAGE
                                                              --------
Annual Meeting Information..................................      1

  Who is entitled to vote?..................................      1

  What am I voting on?......................................      1

  How does the Board of Directors recommend I vote on the
  proposals?................................................      1

  How do I vote?............................................      1

  What is a quorum?.........................................      2

  What vote is required to approve each item?...............      2

  Who will count the vote?..................................      2

  What is the deadline for shareholder proposals for next year's

    Annual Meeting?.........................................      2

  How much did this proxy solicitation cost?................      2

Securities Ownership of Management and Principal
Stockholders................................................      2

Item l -- Election of Directors.............................      4

Nominees....................................................      4

Board Committees and Meeting Attendance.....................      7

  Audit Committee...........................................      8

  Compensation Committee....................................      8

  Executive Committee.......................................      8

  Capital Approval Committee................................      8

Compensation of Directors...................................      9

Report of the Compensation Committee of the Board of
Directors...................................................      9

  General...................................................      9

  The Executive Compensation Plan...........................      9

  CEO Compensation..........................................     10

  Policy on Deductibility of Compensation...................     10

  Compensation Committee Interlocks and Insider
  Participation.............................................     11

Corporate Performance.......................................     12

Compensation of Executive Officers..........................     13

  Summary of Compensation...................................     13

  Option Grants in Fiscal 1999 and Fiscal Year-End Option
  Values....................................................     14

  Employment Agreements and Covenants not to Compete........     15

  Indemnification Agreements................................     16

  Incentive Plan............................................     17

  Savings and Retirement Plan...............................     17

Certain Relationships and Related Transactions..............     18

  Leases of Facilities......................................     18

  Management Agreements.....................................     19

                                                                PAGE
                                                              --------
  Other Transactions........................................     19

Item 2 -- Ratification of Appointment of Independent Public
  Accountants...............................................     22

Item 3 -- Other Matters.....................................     22

                        RESORTQUEST INTERNATIONAL, INC.
                         530 Oak Court Drive, Suite 360
                            Memphis, Tennessee 38117

  ----------------------------------------------------------------------------
                                PROXY STATEMENT
----------------------------------------------------------------------------

ANNUAL MEETING INFORMATION _____________________________________________________

    This proxy statement contains information related to the Annual Meeting of Shareholders of ResortQuest International, Inc. to be held on Thursday, May 11, 2000 beginning at 9 a.m., at the Embassy Suites, 1022 South Shady Grove Road, Memphis, TN 38120, and at any postponements or adjournments thereof. The proxy statement was prepared under the direction of ResortQuest's Board of Directors to solicit your proxy for use at the Annual Meeting. The approximate date of mailing this proxy statement is March 29, 2000.

WHO IS ENTITLED TO VOTE? _________________________________

    ResortQuest's outstanding Common Stock consists of Restricted Common Stock and non-restricted Common Stock (together, the "Common Stock"). Shareholders owning our Common Stock on March 21, 2000 are entitled to vote at the Annual Meeting, or any postponement or adjournment of the meeting. Each holder of Restricted Common Stock has one-half vote per share on all matters to be voted on. Each holder of non-restricted Common Stock has one vote per share on all matters to be voted on. On March 21, 2000, there were 18,917,893 shares of Common Stock outstanding, consisting of 2,981,602 shares of Restricted Common Stock and 15,936,291 shares of non-restricted Common Stock.

WHAT AM I VOTING ON? _____________________________________

    You will be asked to elect nominees to serve on the Board of Directors and to ratify the appointment of our independent accountants for the 2000 fiscal year. The Board of Directors is not aware of any other matters to be presented for action at the meeting. If any other matter requiring a vote of the shareholders should arise, your signed proxy card gives authority to David L. Levine, our President and Chief Executive Officer, James Olin, our Chief Operations Officer and J. Mitchell Collins, our Senior Vice President and Chief Financial Officer (together, the "Proxies"), to vote in accordance with their best judgment.

HOW DOES THE BOARD OF DIRECTORS
RECOMMEND I VOTE ON THE PROPOSALS? _______________________

    The Board recommends a vote FOR each of the nominees for election to the Board and FOR the appointment of Arthur Andersen LLP as our independent public accountants for the 2000 fiscal year.

HOW DO I VOTE? ___________________________________________

    Sign and date each proxy card you receive and return it in the prepaid envelope. If you sign your proxy, but do not mark your choices, your shares will be voted for the persons nominated for election as directors and in favor of ratifying the appointment of Arthur Andersen LLP as independent public accountants for the 2000 fiscal year.

    You can revoke your proxy at any time before it is exercised. To do so, you must give written notice of revocation to the Secretary, ResortQuest International, Inc., 530 Oak Court Drive, Suite 360, Memphis, Tennessee 38117, submit another properly signed proxy with a more recent date, or vote in person at the meeting.

WHAT IS A QUORUM? ________________________________________

    A "quorum" is the presence at the meeting, in person or by proxy, of the holders of a number of shares entitling them to exercise a majority of the voting power of the outstanding shares of Common Stock entitled to vote at the Annual Meeting. There must be a quorum for the meeting to be held. Abstentions are counted for purposes of determining the presence or absence of a quorum, but are not considered a vote cast under Delaware law. Shares held by brokers in street name and for which the beneficial owners have withheld the discretion to vote from brokers are called "broker non-votes." They are counted to determine if a quorum is present, but are not considered a vote cast under Delaware law. Broker non-votes will not affect the outcome of a vote on a particular matter.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM? ______________

    The director nominees will be elected by a plurality of the votes cast at the Annual Meeting. All other matters to be considered at the meeting require the affirmative vote of a majority of the votes cast at the meeting to be approved.

WHO WILL COUNT THE VOTE? _________________________________

    American Stock Transfer & Trust Company will tabulate the votes cast by proxy or in person at the Annual Meeting.

WHAT IS THE DEADLINE FOR SHAREHOLDER
PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING? ________________

    Shareholders may submit proposals on matters appropriate for shareholder action at future annual meetings by following the rules of the Securities and Exchange Commission. Proposals intended for inclusion in next year's proxy statement and proxy card must be received by ResortQuest not later than November 30, 2000. If we do not receive notice of any other matter that a shareholder wishes to raise at the Annual Meeting in 2001 by February 14, 2001 and a matter is raised at that meeting, the Proxies will have discretionary authority to vote on the matter. All proposals and notifications should be addressed to ResortQuest's Secretary.

HOW MUCH DID THIS PROXY SOLICITATION COST? _______________

    We have engaged D. F. King & Co., Inc. to solicit proxies for a fee of $5,000 plus expenses. We also reimburse banks, brokerage firms and other institutions, nominees, custodians and fiduciaries for their reasonable expenses for sending proxy materials to beneficial owners and obtaining their voting instructions. Certain directors, officers and regular employees of ResortQuest and its subsidiaries may solicit proxies personally or by telephone or facsimile without additional compensation.

SECURITIES OWNERSHIP OF MANAGEMENT
AND PRINCIPAL STOCKHOLDERS _____________________________________________________

    The following table shows the number of shares of Common Stock beneficially owned by each person known to ResortQuest to beneficially own more than 5% of the Common Stock, by the directors and the Named Executive Officers listed on page 14, and by the directors and all ResortQuest executive officers as a group. Unless otherwise indicated, the persons listed have an address c/o ResortQuest's executive offices and have sole voting and investment power with respect to their shares.

    The table shows ownership as of January 1, 2000.

------------------------------------------------------------------------------------------------------
                     SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS
------------------------------------------------------------------------------------------------------
                                                                    SHARES OF COMMON
                                                                   STOCK BENEFICIALLY       PERCENTAGE
                            NAME                                         OWNED                OWNED
------------------------------------------------------------------------------------------------------
Cumberland Associates LLC (1)                                          1,289,900               7.0
------------------------------------------------------------------------------------------------------
David C. Sullivan (2)(3)                                                 299,293               1.6
------------------------------------------------------------------------------------------------------
David L. Levine (2)(4)                                                    78,750                *
------------------------------------------------------------------------------------------------------
Jeffery M. Jarvis (2)                                                     52,500                *
------------------------------------------------------------------------------------------------------
W. Michael Murphy (2)(5)                                                  54,700                *
------------------------------------------------------------------------------------------------------
Jules S. Sowder (2)                                                       31,250                *
------------------------------------------------------------------------------------------------------
Frederick L. Farmer (2)                                                   45,750                *
------------------------------------------------------------------------------------------------------
John K. Lines (2)                                                         31,929                *
------------------------------------------------------------------------------------------------------
William W. Abbott, Jr. (6)                                               150,091                *
------------------------------------------------------------------------------------------------------
Elan J. Blutinger (6)(7)                                                 655,205               3.5
------------------------------------------------------------------------------------------------------
D. Fraser Bullock (6)(7)(8)                                              674,235               3.6
------------------------------------------------------------------------------------------------------
Joshua M. Freeman (6)(9)                                                 982,685               5.3
------------------------------------------------------------------------------------------------------
Heidi Houston (10)                                                       250,667               1.3
------------------------------------------------------------------------------------------------------
Michael D. Rose (6)                                                      110,455                *
------------------------------------------------------------------------------------------------------
Andre S. Tatibouet                                                     1,339,933               7.2
------------------------------------------------------------------------------------------------------
Joseph V. Vittoria (6)                                                    55,000                *
------------------------------------------------------------------------------------------------------
Theodore L. Weise (6)                                                     56,000                *
------------------------------------------------------------------------------------------------------
All directors and executive officers as a group
  (16 persons including those listed above)                            4,778,776               25.5
------------------------------------------------------------------------------------------------------

*   Less than 1.0%

(1) The address of the shareholder is 1114 Avenue of the Americas, New York, NY 10036. Information is based solely on our review of the Schedule 13G dated January 11, 2000, as filed by the shareholder with the Securities and Exchange Commission.

(2) Includes the following currently exercisable options: 25,000 shares for Mr. Sullivan, 18,750 shares for Mr. Levine, 12,500 shares for Mr. Jarvis, 12,500 shares for Mr. Murphy, 6,250 shares for Ms. Sowder, 18,750 shares for Mr. Farmer and 6,250 shares for Mr. Lines.

(3) Includes 2,091 shares attributable to Mr. Sullivan's account in the ResortQuest Savings and Retirement Plan. Participants have voting power over shares purchased with their own contributions.

(4) Includes 40,000 shares held in trust for the benefit of his minor children.

(5) Includes 200 shares owned by his spouse.

(6) Includes 15,000 shares which may be acquired upon the exercise of exercisable options.

(7) Includes 41,667 shares which may be acquired upon the exercise of exercisable options held by Alpine Consolidated II, LLC, of which Mr. Blutinger and Mr. Bullock are each a Managing Director.

(8) Includes 5,000 shares held by Mr. Bullock as custodian for his minor children.

(9) Includes 33,000 shares held by the Carl M. Freeman Foundation, Inc., of which Mr. Freeman is a trustee and over which he shares voting and investment power. Mr. Freeman disclaims beneficial ownership of these shares.

(10) Includes 2,500 shares held in trust for the benefit of her minor children.

  ----------------------------------------------------------------------------
                        ITEM 1 -- ELECTION OF DIRECTORS
----------------------------------------------------------------------------

NOMINEES _______________________________________________________________________

    Nine directors will be elected at the Annual Meeting. Directors will serve until the next annual meeting or until their earlier resignation or removal. If any nominee is not available for election, proxies will be voted for another person nominated by the Board of Directors or the size of the Board will be reduced.

    The Compensation Committee of the Board, which considers nominees for election to the Board, has recommended that the size of the Board of Directors be reduced from eleven members to nine members. The Board of Directors unanimously believes that a reduction of the size of the Board is in the best interests of ResortQuest and its shareholders. A smaller Board will facilitate communication among the directors and increase the efficiency of the Board. Accordingly, nine directors will be elected at the Annual Meeting.

    The following two current members of the Board are not nominees for re-election at the Annual Meeting: Andre S. Tatibouet and D. Fraser Bullock.

    The nominees and their biographies are as follows:

--------------------------------------------------------------------------------
WILLIAM W. ABBOTT, JR.
DIRECTOR SINCE NOVEMBER 1998
AGE 54
--------------------------------------------------------------------------------

    Mr. Abbott is a consultant to ResortQuest. He previously served as Vice Chairman of Abbott Resorts, Inc. from March 1997 to November 1998. He served as Chairman of the Board and Chief Executive Officer of Abbott Resorts from 1976 to March 1997. Abbott Resorts, the largest provider of beach vacation property rentals, management services and real estate sales in Florida, is a ResortQuest subsidiary.

--------------------------------------------------------------------------------
ELAN J. BLUTINGER
DIRECTOR SINCE SEPTEMBER 1997
AGE 44
--------------------------------------------------------------------------------

    Mr. Blutinger is a founding partner of Alpine Consolidated LLC, a merchant bank specializing in the consolidation of fragmented industries. He is a director and co-founder of Travel Services International, Inc. and is Chairman of its Compensation Committee. In 1987, Mr. Blutinger founded and, from that time until its acquisition in 1995, was the Chief Executive Officer of Shoppers Express, which became "OnCart" in 1997, an electronic retailing service. From 1983 until its acquisition in 1986 by IDI, Mr. Blutinger was Chief Executive Officer of DSI, a wholesale software distributor.

--------------------------------------------------------------------------------
JOSHUA M. FREEMAN
DIRECTOR SINCE MAY 1998
AGE 35
--------------------------------------------------------------------------------

    Mr. Freeman has served since 1998 as Chairman, and from 1992 to 1998 served as the President and Chief Operating Officer, of Carl M. Freeman
Associates, Inc., a real estate development and management company. From 1996 to 1998 he also served as President and managing member of Coastal Resorts Realty, L.L.C. and as President and a director of Coastal Resorts Management, Inc. Coastal Resorts Realty and Coastal Resorts Management are ResortQuest subsidiaries.

--------------------------------------------------------------------------------
HEIDI HOUSTON
DIRECTOR SINCE MAY 1998
AGE 47
--------------------------------------------------------------------------------

    Ms. Houston formed Houston and O'Leary Company in 1986 and has served as its President and principal broker since that time. She formed her own real estate brokerage and development company in 1976. From 1976 to 1986 she consulted on redevelopment projects in Denver and developed residential and commercial real estate in Denver and Aspen. Houston and O'Leary Company, a leading provider of luxury vacation rental properties and sales in Aspen, is a ResortQuest subsidiary.

--------------------------------------------------------------------------------
DAVID L. LEVINE
DIRECTOR SINCE MAY 1998
AGE 52
--------------------------------------------------------------------------------

    Mr. Levine became the President and Chief Executive Officer of ResortQuest in December 1999. From May 1998 until December 1999, he was President and Chief Operations Officer of ResortQuest. Mr. Levine was President and Chief Operating Officer of Equity Inns, Inc., a real estate investment trust that specializes in hotel acquisitions, from June 1994 to April 1998. Mr. Levine was also President and Chief Operations Officer of Trust Management Inc., which operated Equity Inns properties, from June 1994 until November 1996. Prior to that, he was President of North American Hospitality, Inc., a hotel management and consulting company, which he formed in 1985.

    The Board has elected Mr. Levine as Chairman of ResortQuest to succeed Mr. Sullivan effective May 11, 2000.

--------------------------------------------------------------------------------
MICHAEL D. ROSE
DIRECTOR SINCE MAY 1998
AGE 58
--------------------------------------------------------------------------------

    Mr. Rose served as Chairman of the Board of Promus Hotel Corporation from April 1995 to December 1997. From June 1995 to December 1996, he was Chairman of the Board of Harrah's Entertainment, Inc. Prior to that, Mr. Rose served as Chairman of the Board from 1989 to 1995 and Chief Executive Officer and President from 1989 to 1991 of The Promus Companies, Inc. From 1984 to 1990 he was the Chairman of the Board and from 1988 to 1990 he was the President and Chief Executive Officer of Holiday Corporation. Mr. Rose is also a director of Darden Restaurants, Inc., FelCor Lodging Trust, Inc., First Tennessee National Corporation, General Mills, Inc., Nextera Enterprises, Inc. and SteinMart, Inc.

--------------------------------------------------------------------------------
DAVID C. SULLIVAN
DIRECTOR SINCE MAY 1998
AGE 60
--------------------------------------------------------------------------------

    Mr. Sullivan is the Chairman of ResortQuest. From May 1998 to December 1999 he was the Chairman and Chief Executive Officer of ResortQuest. From April 1995 to December 1997, Mr. Sullivan was the Executive Vice President and Chief Operating Officer, and a director, of Promus Hotel Corporation, a publicly traded hotel franchisor, manager and owner of hotels whose brands include Hampton Inn, Homewood Suites and Embassy Suites.

    From 1993 to 1995, Mr. Sullivan was the Executive Vice President and Chief Operation Officer of the Hotel Division of The Promus Companies Incorporated ("PCI"). He was the Senior Vice President of Development and Operations of the Hampton Inn/Homewood Suites Hotel Division of PCI from 1991 to 1993. From 1990 to 1991, Mr. Sullivan was the Vice President of Development of the Hampton Inn Hotel Division of PCI. Mr. Sullivan is also a director of Winston Hotels, Inc.

    Mr. Sullivan will retire as Chairman and become a consultant to ResortQuest effective May 11, 2000.

--------------------------------------------------------------------------------
JOSEPH V. VITTORIA
DIRECTOR SINCE MAY 1998
AGE 64
--------------------------------------------------------------------------------

    Mr. Vittoria has been the Chairman and Chief Executive Officer of Travel Services International, Inc., a leading single source distributor of specialized leisure travel services, since July 1997. From September 1987 to February 1997, Mr. Vittoria was the Chairman and Chief Executive Officer of Avis, Inc., a multinational auto rental company. Mr. Vittoria serves on the Board of Directors of Carey International, Inc., Sirius Satellite Radio, Inc. and Transmedia Asia.

--------------------------------------------------------------------------------
THEODORE L. WEISE
DIRECTOR SINCE MAY 1998
AGE 55
--------------------------------------------------------------------------------

    From February 1998 to February 1999, Mr. Weise served as the President and Chief Executive Officer of Federal Express Corporation, the world's largest express transportation company. He was previously Executive Vice President and Chief Operating Officer of Federal Express Corporation from February 1996 to February 1998. From August 1991 to February 1996 he served as Senior Vice President of Air Operations of Federal Express Corporation. Mr. Weise is also a director of Federal Express Corporation.

BOARD COMMITTEES AND MEETING ATTENDANCE ________________________________________

    The Board of Directors has four committees, the Audit, Compensation, Executive and Capital Approval Committees. Committees report their actions to the full Board at its next regular meeting. A description of the duties of each committee follows the table below.

------------------------------------------------------------------------------------------------
                             COMMITTEE MEMBERSHIP AND MEETINGS HELD
------------------------------------------------------------------------------------------------
                                                                                   CAPITAL
           NAME                AUDIT        COMPENSATION       EXECUTIVE           APPROVAL
------------------------------------------------------------------------------------------------
William W. Abbott, Jr.                            X
------------------------------------------------------------------------------------------------
Elan J. Blutinger                                X*                X
------------------------------------------------------------------------------------------------
Joshua M. Freeman                X
------------------------------------------------------------------------------------------------
David L. Levine                                                    X                  X*
------------------------------------------------------------------------------------------------
Michael D. Rose                  X*               X                X
------------------------------------------------------------------------------------------------
David C. Sullivan                                                  X*                 X
------------------------------------------------------------------------------------------------
Joseph V. Vittoria               X
------------------------------------------------------------------------------------------------
Theodore L. Weise                                 X                X
------------------------------------------------------------------------------------------------
Number of meetings in
  fiscal 1999**                  2                4                3                 6***
------------------------------------------------------------------------------------------------

X  Member

*   Chairperson

** The Board held five meetings and took a number of other actions by written consent in 1999. All but one incumbent director, Mr. Bullock, attended at least 75% of the aggregate of all meetings of the Board of Directors and Committees of the Board.

*** The Capital Approval Committee also includes one advisory member from senior management who is not a member of the Board and who has no voting rights on any matters brought before the Committee.

AUDIT COMMITTEE __________________________________________

- Examines the activities of our independent auditors to determine whether these activities are reasonably designed to assure the soundness of accounting and financial procedures.

- Reviews our accounting policies and the objectivity of our financial reporting.

- Considers annually the qualifications of our independent auditors and the scope of their audit and makes recommendations to the Board as to their selection.

COMPENSATION COMMITTEE ___________________________________

- Establishes executive compensation policies and programs.

- Recommends to the Board base salaries and target bonus levels for executive officers.

- Approves the awards and payments to be made to employees of ResortQuest and its subsidiaries under its long-term compensation plans.

- Makes recommendations to the Board of Directors concerning outside director compensation.

- Reviews the qualifications of persons eligible to stand for election as directors and makes recommendations to the Board on this matter.

- Considers as nominees for director qualified persons recommended by directors, management and shareholders. Written recommendations for director nominees should be delivered to the Secretary, ResortQuest International, Inc., 530 Oak Court Drive, Suite 360, Memphis, TN 38117. ResortQuest's bylaws do not permit shareholders to nominate candidates from the floor at an annual meeting without notifying the Secretary at least 60 but not more than 90 days prior to the date of the annual meeting. Notification must include certain information detailed in the bylaws. If you intend to nominate a candidate from the floor at an annual meeting, please contact the Secretary.

EXECUTIVE COMMITTEE ______________________________________

- Has the full power of the Board between meetings of the Board, with specified limitations relating to major corporate matters.

CAPITAL APPROVAL COMMITTEE _______________________________

- Reviews, evaluates, approves and adopts acquisitions and other specific capital expenditures with an acquisition or specific capital requirement of $5 million or less, without Board approval.

- Reviews, evaluates and approves acquisitions and other specific capital expenditures with an acquisition or specific capital requirement in excess of $5 million and provides recommendations to the Executive Committee for its consideration and ultimate approval.

COMPENSATION OF DIRECTORS ______________________________________________________

    Employee directors receive no additional compensation for serving on the Board of Directors or its committees. Non-employee directors receive $3,000 for attendance at each Board meeting and $1,500 for each committee meeting.

    Under ResortQuest's Amended and Restated 1998 Long-Term Incentive Plan (the "Incentive Plan"), each non-employee director also receives an option to acquire 10,000 shares of Common Stock upon the non-employee director's initial election as a director and an annual option to acquire 5,000 shares at each annual meeting at which the non-employee director is re-elected or continues to serve. These options will have an exercise price equal to the fair market value of a share of Common Stock on the date the options are issued.

REPORT OF THE COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS _________________________________________________________

GENERAL __________________________________________________

    The Compensation Committee of the Board of Directors for the fiscal year ended December 31, 1999 was comprised entirely of non-employee directors, Messrs. Blutinger, Rose and Weise. The Compensation Committee is responsible for establishing and administering the Company's executive compensation programs.

THE EXECUTIVE COMPENSATION PLAN __________________________

    The Compensation Committee's compensation philosophy is designed to support ResortQuest's primary objective of creating value for shareholders. The Compensation Committee believes that the following compensation strategies for ResortQuest's executive officers, including the Chief Executive Officer (the "CEO"), achieve this objective:

- Attract and retain talented executives -- ResortQuest provides core compensation in the form of base salary and benefit programs that are comparable to those of similarly sized companies in the resort/leisure/hospitality industry. The base salary target is generally based on industry survey results. For higher levels of responsibility, the base salary component is intended to be a diminishing portion of the executive's potential total compensation.

- Emphasize pay for performance -- ResortQuest's incentive plan establishes a significant relationship between current ResortQuest performance and incentive compensation, on a sliding scale basis, with substantial rewards possible for exceptional results and no reward for results below plan.

- Encourage management stock ownership -- The Compensation Committee firmly believes that long-term shareholder value will be significantly enhanced by management stock ownership. As a result, ResortQuest's stock option program strongly encourages stock ownership by executive officers.

    The Company generally establishes base salary ranges by considering compensation levels in similarly sized companies in the resort/leisure/ hospitality industry. In 1999, the Company retained the services of Towers Perrin, a compensation consultant, to review and evaluate the Company's executive compensation practices and base salary. As a result of the compensation study conducted, the Company, in 1999, adjusted certain executive salaries upward to reflect comparable positions of responsibility in comparable companies. The base salary targets are generally established based upon industry survey results in light of the Company's strategic goals compared to other publicly owned, growth-oriented companies. The Company's current philosophy is to pay base salaries sufficient to attract and retain executives with a broad, proven track record of performance.

    The base salary and performance of each executive officer is reviewed periodically (at least annually) by his or her immediate supervisor (or the Compensation Committee in the case of the Chairman and CEO) resulting in salary actions as appropriate. An executive officer's level of responsibility is the primary factor used in determining base salary. Individual performance and industry information are also considered in determining any salary adjustment. The Compensation Committee reviews and approves all executive officer salary adjustments as recommended by the CEO. The Committee reviews the performance of the CEO and establishes his base salary.

    In addition to compensation through base salaries, the Compensation Committee has the authority to issue performance-based bonuses. Incentive bonuses will be paid only to the extent that ResortQuest meets performance objectives. Bonus awards are based on the Compensation Committee's determination of the individual's position and level of responsibility and the individual's impact on ResortQuest's financial success. Bonus payments may, at the discretion of the Compensation Committee, be made in cash or stock options. No bonus payments were made in connection with performance in 1999.

    The Compensation Committee is also responsible for the approval of option grants for employees, the number of shares subject to each such option and the terms and conditions of such options, consistent with the Incentive Plan. In addition to year-end performance bonuses, determinations of option grants may be made during the year, either in connection with new acquisitions, additional equity offerings, or the addition of new key personnel, as appropriate in furtherance of ResortQuest's objectives. Such objectives may include recognition of past qualitative performance and incentives to continue the growth and profits of our business.

CEO COMPENSATION _________________________________________

    Mr. Sullivan served as Chief Executive Officer of ResortQuest until
December 7, 1999. In establishing Mr. Sullivan's base salary, the Compensation Committee considered the factors discussed above, including the level of CEO compensation in other publicly owned/growth oriented and similar sized companies in comparable industries. Mr. Sullivan also was granted 115,500 stock options in 1999. This grant was based on ResortQuest's performance in 1998 and Mr. Sullivan's demonstrated ability to grow ResortQuest through acquisitions, expanding internal growth opportunities and ResortQuest's increase in net income over the prior year.

    Mr. Levine became the CEO of ResortQuest on December 7, 1999. Mr. Levine's new base salary and the grant of an additional 75,500 stock options were approved in connection with the amendment of his employment agreement to assume the position of CEO. The Compensation Committee considered the same factors concerning base salary as described above for Mr. Sullivan. The Compensation Committee believes the additional stock option grant reflected ResortQuest's need to retain a talented senior executive with the background, experience and leadership skills to help ResortQuest integrate the operations of its recently acquired operating companies and pursue ResortQuest's focus on internal growth.

POLICY ON DEDUCTIBILITY OF COMPENSATION __________________

    Section 162(m) of the Internal Revenue Code generally limits the tax deduction to public companies for compensation over $1 million paid to a corporation's chief executive officer and the four next most highly compensated executive officers, except to the extent that any such excess compensation is paid pursuant to a performance-based or stock option plan that has been approved by stockholders. The Compensation Committee will study the potential impact of
Section 162(m) and will, to the extent it deems appropriate, take reasonable steps to minimize or eliminate any potential impact of Section 162(m) on ResortQuest, while at the same time preserving the objective of providing appropriate incentive awards. The
Compensation Committee believes that there are no current executive compensation programs or outstanding awards that would be impacted by Section 162(m).

        COMPENSATION COMMITTEE
        ELAN J. BLUTINGER, CHAIRMAN
        MICHAEL D. ROSE
        THEODORE L. WEISE

COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION ____________________________________

    During 1999, the Compensation Committee was composed of Messrs. Blutinger, Rose, and Weise. Neither of Messrs. Rose or Weise is or has been an officer or employee of ResortQuest or it subsidiaries. Mr. Blutinger was an officer of ResortQuest prior to our initial public offering in May 1998.

CORPORATE PERFORMANCE __________________________________________________________

    The line graph shown below shows a comparison of the cumulative total shareholder return on the Common Stock as compared to the cumulative total return of two indexes: the S&P 500 Index and the Russell 2000 Index. The Graph covers the period from May 20, 1998, the date on which ResortQuest Common Stock commenced trading on the New York Stock Exchange, to December 31, 1999.

    The performance illustrated assumes that $100 was invested in ResortQuest Common Stock at its closing price on May 20, 1998 and each index on May 20, 1998. The returns reflected in the graph for ResortQuest, the S&P 500 Index and the Russell 2000 Index were 33.0%, 11.7% and (11.9)% respectively, for the seven-month period ended December 31, 1998, and (71.8)%, 21.0% and 21.3%, respectively, for the twelve-month period ended December 31, 1999.

    The closing prices of the Common Stock on May 20, 1998 and December 31, 1999 were $15.50, and $6.00, respectively. The price of the Common Stock in ResortQuest's initial public offering was $11.00 per share.

    We do not believe we can reasonably identify a peer group on an industry or line of business basis, or a published industry or line of business index for comparison to ResortQuest. As a result we have used the Russell 2000 Index for comparison purposes because it represents growth companies with market capitalizations similar to ResortQuest.

            COMPARISON OF CUMULATIVE TOTAL RETURNS*

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

DOLLARS
                 May 20, 1998     1998     1999
RESORTQUEST INT       $100.00  $132.96   $37.49
S & P 500             $100.00  $111.71  $135.21
RUSSELL 2000          $100.00   $88.14  $106.88

   *TOTAL RETURN BASED ON $100 INITIAL INVESTMENT & REINVESTMENT OF DIVIDENDS

COMPENSATION OF EXECUTIVE OFFICERS _____________________________________________

SUMMARY OF COMPENSATION __________________________________

    The following table shows cash and other compensation paid or accrued during the 1999 fiscal year to each person who served as ResortQuest's Chief Executive Officer and each of the five other most highly compensated executive officers (the "Named Executive Officers").

----------------------------------------------------------------------------------------------------------------------
                                              SUMMARY COMPENSATION TABLE
----------------------------------------------------------------------------------------------------------------------
                                                                                 SECURITIES
                                                                     OTHER       UNDERLYING                   ALL
    NAME AND PRINCIPAL       FISCAL                                 ANNUAL        OPTIONS       LTIP         OTHER
        POSITIONS           YEAR(1)    SALARY(2)      BONUS      COMPENSATION     GRANTED     PAYOUTS    COMPENSATION
----------------------------------------------------------------------------------------------------------------------
David C. Sullivan             1999     $238,542    $     --          $ --         115,500       $ --         $ --
Chairman and Chief
                              1998     $122,820    $122,820          $ --         115,500       $ --         $ --
Executive Officer (3)
----------------------------------------------------------------------------------------------------------------------
David L. Levine               1999     $195,625    $     --          $ --         140,500       $ --         $ --
President and Chief           1998     $ 99,792    $ 99,792          $ --          75,000       $ --         $ --
Operations Officer (3)
----------------------------------------------------------------------------------------------------------------------
Jeffery M. Jarvis             1999     $167,500    $     --          $ --          45,000       $ --         $ --
Senior Vice President and     1998     $ 92,115    $ 81,058(5)       $ --          45,000       $ --         $ --
Chief Financial Officer(4)
----------------------------------------------------------------------------------------------------------------------
W. Michael Murphy             1999     $167,500    $     --          $ --          45,000       $ --         $ --
Senior Vice President and     1998     $ 92,115    $ 76,058(5)       $ --          45,000       $ --         $ --
Chief Development Officer
----------------------------------------------------------------------------------------------------------------------
Jules S. Sowder               1999     $139,583    $     --          $ --          25,000       $ --         $ --
Senior Vice President and     1998     $ 76,763    $ 63,382(5)       $ --          25,000       $ --         $ --
Chief Marketing Officer(4)
----------------------------------------------------------------------------------------------------------------------
Frederick L. Farmer           1999     $139,583    $     --          $ --          25,000       $ --         $ --
Senior Vice President and     1998     $ 76,763    $ 38,381          $ --          75,000       $ --         $ --
Chief Information Officer
----------------------------------------------------------------------------------------------------------------------
John K. Lines                 1999     $139,583    $     --          $ --          25,000       $ --         $ --
Senior Vice President and     1998     $ 76,763    $ 37,881          $ --          25,000       $ --         $ --
General Counsel (4)
----------------------------------------------------------------------------------------------------------------------

(1) Each of the Named Executive Officers commenced employment with ResortQuest upon consummation of our initial public offering (May 26, 1998).

(2) Annual salaries for 1998 were as follows: $200,000 for Mr. Sullivan; $162,500 for Mr. Levine; $150,000 for each of Mr. Jarvis and Mr. Murphy; and $125,000 each for Ms. Sowder and Mr. Lines.

(3) Mr. Sullivan resigned as Chief Executive Officer and Mr. Levine became Chief Executive Officer effective December 7, 1999.

(4) Messrs. Jarvis and Lines and Ms. Sowder resigned their positions with ResortQuest effective January 31, 2000, February 4, 2000 and February 15, 2000, respectively.

(5) Includes payments for consulting services rendered prior to ResortQuest's initial public offering as follows: $35,000 for Mr. Jarvis; $30,000 for Mr. Murphy and $25,000 for Ms. Sowder.

OPTION GRANTS IN FISCAL 1999
AND FISCAL YEAR-END OPTION VALUES ________________________

    The table below presents additional information concerning option awards for each of the Named Executive Officers shown in the Summary Compensation Table. None of the Named Executive Officers exercised any stock options in 1999. All of the options shown in the table become exercisable at the rate of 33 1/3% per year.

-----------------------------------------------------------------------------------------------------------------------
                                             OPTION GRANTS IN FISCAL 1999
-----------------------------------------------------------------------------------------------------------------------
                                                                                        POTENTIAL REALIZABLE VALUE
                                                                                        AT ASSUMED ANNUAL RATES OF
                                                                                       STOCK PRICE APPRECIATION FOR
                                             INDIVIDUAL GRANTS (1)                            OPTION TERM (2)
-----------------------------------------------------------------------------------------------------------------------
                                            PERCENT OF
                                              TOTAL
                               NUMBER OF     OPTIONS
                               SECURITIES   GRANTED TO
                               UNDERLYING   EMPLOYEES    EXERCISE OR
                                OPTIONS     IN FISCAL    BASE PRICE    EXPIRATION
            NAME                GRANTED        1999       PER SHARE       DATE        0%          5%            10%
-----------------------------------------------------------------------------------------------------------------------
David C. Sullivan               115,500        16.3       $ 8.56        5/31/04     $    --   $   273,154   $   603,599
-----------------------------------------------------------------------------------------------------------------------
David L. Levine                  65,000         9.2       $ 8.56        5/31/04     $    --   $   153,723   $   339,688
                                 75,500        10.7       $ 4.94        12/14/04    $    --   $    87,400   $   193,132
-----------------------------------------------------------------------------------------------------------------------
Jeffery M. Jarvis                45,000         6.4       $ 8.56        5/31/04     $    --   $   106,424   $   235,168
-----------------------------------------------------------------------------------------------------------------------
W. Michael Murphy                45,000         6.4       $ 8.56        5/31/04     $    --   $   106,424   $   235,168
-----------------------------------------------------------------------------------------------------------------------
Jules S. Sowder                  25,000         3.5       $ 8.56        5/31/04     $    --   $    59,124   $   130,649
-----------------------------------------------------------------------------------------------------------------------
Frederick L. Farmer              25,000         3.5       $ 8.56        5/31/04     $    --   $    59,124   $   130,649
-----------------------------------------------------------------------------------------------------------------------
John K. Lines                    25,000         3.5       $ 8.56        5/31/04     $    --   $    59,124   $   130,649
-----------------------------------------------------------------------------------------------------------------------
All Shareholders (3)                n/a       n/a            n/a          n/a       $    --   $45,140,499   $99,748,697
-----------------------------------------------------------------------------------------------------------------------
All Optionees                   707,102       100.0%      $ 8.73(4)     Various     $    --   $ 1,705,486   $ 3,768,679
-----------------------------------------------------------------------------------------------------------------------
All optionees gain as a
  percentage of all
  stockholders gain                 n/a       n/a            n/a          n/a            --          3.8%           3.8%
-----------------------------------------------------------------------------------------------------------------------

(1) These options to purchase Common Stock were granted under ResortQuest's Amended and Restated 1998 Long-Term Incentive Plan on May 31, 1999, except for the 75,500 options granted to Mr. Levine on December 14, 1999.

(2) The dollar amounts under these columns are the result of calculations at zero percent, five percent and ten percent rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of our stock price. In the above table, we did not use an alternative formula for a grant valuation, as we are not aware of any formula, which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

(3) These amounts represent the appreciated value which holders of Common Stock would receive at the hypothetical zero, five and ten percent rates based on the market value of Common Stock outstanding at or near the option grant dates.

(4) Represents the weighted average price of options granted to all optionees.

EMPLOYMENT AGREEMENTS AND COVENANTS
NOT TO COMPETE ___________________________________________

    ResortQuest is a party to employment agreements with each of the Named Executive Officers, except for Messrs. Jarvis and Lines and Ms. Sowder. In connection with ResortQuest's decision to focus primarily on internal growth for the foreseeable future, Messrs. Jarvis and Lines and Ms. Sowder resigned their positions with ResortQuest effective January 31, 2000, February 4, 2000 and February 15, 2000, respectively.

    The employment agreements for Messrs. Sullivan, Levine, Murphy and Farmer provide for annual base salaries of $150,000, $275,000, $210,000 and $200,000, respectively. The employment agreements for Messrs. Jarvis and Lines and Ms. Sowder provided for annual base salaries of $180,000, $150,000 and $150,000, respectively. Each of these agreements are for a term of three years (the "Initial Term"). In addition, certain executive officers of our operating subsidiaries, including Ms. Houston, have entered into employment agreements for an Initial Term of three years. Unless terminated or not renewed by ResortQuest or the employee, the term will continue after the Initial Term on a year-to-year basis on the same terms and conditions existing at the time of renewal. The base salary for Ms. Houston is $150,000.

    Each employment agreement contains a covenant not to compete (the "Covenant") with ResortQuest for a period of two years immediately following termination of employment or, in the case of a termination by ResortQuest without cause in the absence of a change in control, for a period of one year following termination of employment. Under the Covenant, the employee generally is prohibited from:

- engaging in any hotel management or non-commercial property management, rental or sales business in direct competition with ResortQuest within defined geographic areas in which ResortQuest or its subsidiaries do business;

- enticing a managerial employee of ResortQuest away from ResortQuest;

- calling upon any person or entity which is, or has been, within one year prior to the date of termination, a customer of ResortQuest; or

- calling upon a prospective acquisition candidate which the employee knew was approached or analyzed by ResortQuest, for the purpose of acquiring the entity.

    The Covenant may be enforced by injunctions or restraining orders and shall be construed in accordance with the changing location of ResortQuest.

    Each of these employment agreements provides that, in the event of a termination of employment by ResortQuest without cause during the Initial Term the employee will be entitled to receive from ResortQuest an amount equal to his or her then current salary for the remainder of the Initial Term or for one year, whichever is greater. In the event of a termination of employment without cause after the Initial Term of the employment agreement, the employee will be entitled to receive an amount equal to his or her then current salary for one year.

    In the event of a change in control of ResortQuest (as defined in the employment agreement) during the Initial Term, if the employee is not given at least five days' notice of such change in control and the successor's intent to be bound by such employment agreement, the employee may elect to terminate his or her employment and receive:

- a lump sum payment equal to three times the total remaining compensation due under the employment agreement or the employee's annual base salary in effect immediately prior to the change of control, whichever is greater;

- all compensation earned and benefits due through the termination date; and

- continued participation in all health and welfare plans at ResortQuest's expense for the employee and eligible dependents for up to 36 months after the termination date.

    If the employee's employment by ResortQuest is terminated within one year after a change of control by the employee for good reason (as defined in the employment agreement) or by ResortQuest without good cause, the employee will receive the accrued compensation payment and health and welfare benefits described immediately above plus a lump sum payment equal to three times the employee's base salary in effect immediately prior to the change of control. If the employee's employment is terminated by ResortQuest without good cause during the 180 days prior to the effective date of a change of control, the employee will receive:

- a lump sum payment equal to the employee's annual base salary in effect at the time of employee's termination for whatever time period is remaining in the term of the employment agreement at the time of the employee's termination, less any amounts previously paid at the time of termination and plus an amount equal to one times the employee's annual base salary; and

- continued participation in all health and welfare plans at ResortQuest's expense for the employee and eligible dependents for up to 36 months after the termination date.

    The employment agreements also state that in the event of a termination without cause by ResortQuest or a change in control, the employee may elect to waive the right to receive severance compensation and, in such event, the noncompetition provisions of the employment agreement will not apply. In the event the employee is given at least five days' notice of such change in control, the employee may elect to terminate his or her employment agreement and receive a lump sum payment equal to two times the amount he or she would receive pursuant to a termination without cause during the Initial Term. In such an event, the noncompetition provisions of the employment agreement would apply for two years from the effective date of termination.

    On January 31, 2000, Mr. Jarvis resigned from his position as Senior Vice President and Chief Financial Officer of ResortQuest. On February 4, 2000,
Mr. Lines resigned from his position as Senior Vice President, General Counsel and Secretary. On February 15, 2000, Ms. Sowder resigned from her position as Senior Vice President and Chief Marketing Officer. Pursuant to individual separation agreements, Messrs. Jarvis and Lines and Ms. Sowder received severance payments of $237,432, $240,000 and $191,610 respectively.

    On March 7, 2000, Mr. Sullivan notified the Board that he will resign as Chairman effective on May 11, 2000. ResortQuest and Mr. Sullivan have agreed to enter into a consulting agreement commencing May 12, 2000, for a term of approximately 26 months. ResortQuest will pay Mr. Sullivan a consulting fee of $12,500 per month.

INDEMNIFICATION AGREEMENTS _______________________________

    ResortQuest has entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements require, among other things, that ResortQuest indemnify its directors and executive officers to the fullest extent permitted by law, and advance to the directors and executive officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. ResortQuest must also indemnify and advance all expenses incurred by directors and executive officers seeking to enforce their rights under ResortQuest directors' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in ResortQuest's Articles of Incorporation and Bylaws, it provides greater assurance to directors and executive officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or by the shareholders to eliminate the rights it provides.

INCENTIVE PLAN ___________________________________________

    In March 1988, the Board of Directors and ResortQuest's shareholders approved the 1998 Long-Term Incentive Plan, which was later amended and restated effective May 13, 1999. The purpose of the Incentive Plan is to provide officers, employees, directors who are also employees, consultants and independent contractors of ResortQuest or any of its subsidiaries, with additional incentives by increasing their ownership interests in ResortQuest. Individual awards under the Incentive Plan may take the form of one or more of:
(i) either incentive stock options or non-qualified stock options; (ii) stock appreciation rights; (iii) restricted or deferred stock; (iv) dividend equivalents; and (v) other awards not otherwise provided for, the value of which are based in whole or in part upon the value of ResortQuest Common Stock.

    The number of shares available for use in connection with the Incentive Plan may not exceed 15% of the aggregate number of shares of Common Stock outstanding prior to the date of grant. As of March 21, 2000, 2,807,318 shares were reserved for use in connection with the Incentive Plan, of which 2,478,112 shares had been granted and were outstanding. Shares of Common Stock which are attributable to awards which have expired, terminated or been canceled or forfeited are available for issuance or use in connection with future awards. All options have been granted with exercise prices at least equal to the fair market value at the time of grant.

    The Incentive Plan will remain in effect until terminated by the Board of Directors. The Incentive Plan may be amended by the Board of Directors without the consent of ResortQuest's shareholders, except that any amendment, although effective when made, will be subject to shareholder approval if required by any Federal or state law or regulation or by the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted.

SAVINGS AND RETIREMENT PLAN ______________________________

    ResortQuest established the Savings and Retirement Plan, a 401 (k) Plan, effective April 1, 1999. Similar plans existing at certain Operating Companies have either been suspended or rolled into the Savings and Retirement Plan. All employees of the Company meeting certain minimum eligibility requirements are eligible to participate in the Savings and Retirement Plan. The Savings and Retirement Plan provides that each participant may contribute up to 20% of his or her pre-tax gross compensation (but not greater than a statutorily prescribed annual limit). The percentage elected by certain highly compensated participants may be required to be lower. The Savings and Retirement Plan permits, but does not require, additional contributions to the Savings and Retirement Plan by the Company. All amounts contributed by employee participants in conformance with the Savings and Retirement Plan requirements and earnings on such contributions are fully vested at all times. For the year ended December 31, 1999, ResortQuest made an aggregate matching contribution to the Savings and Retirement Plan of $827,167 based on a match of 50% of employee contributions, up to a maximum of 6% of compensation. The Board of Directors will determine on an annual basis whether a matching contribution will be made and, if so, at what level of contribution.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS _________________________________

LEASES OF FACILITIES _____________________________________

    ABBOTT RESORTS. Abbott Resorts, a ResortQuest subsidiary, leases 9,350 square feet of office space in Destin, Florida for the main office for its property management and real estate brokerage activities from SAVA Properties, a Florida general partnership which is 25.5% owned by William Abbott, Jr. The lease expires September 29, 2018. The aggregate annual rent paid by Abbott Resorts is $118,932. Abbott Resorts leases approximately 3,700 square feet of indoor and outdoor space in Santa Rosa, Florida for its rental property management and real estate sales activities in the Santa Rosa and Grayton Beach, Florida areas from VAGAS Properties, a Florida general partnership which is 20% owned by William Abbott, Jr. The lease expires September 29, 2018. The aggregate annual rent payment is approximately $50,000.

    Abbott Resorts leases 1,665 square feet of office space in Fort Walton Beach, Florida for real estate sales activities. This property is leased from A&A Partnership ("AAP"), a general partnership which is 50% owned by William Abbott, Jr., pursuant to the terms of a lease agreement which expires
January 31, 2001. The aggregate annual rent paid by Abbott Resorts is $21,182. As part of such lease, Abbott Resorts also leases a two-bedroom apartment at such site, which is subleased to unaffiliated third parties. Abbott Resorts also leases 2,000 square feet of office space in Destin, Florida from AAP for use as its personnel office. The lease agreement expires August 31, 2001 and provides for aggregate annual rent of $23,320.

    ASTON HOTELS & RESORTS. Approximately 950 square feet of office space, which is part of a space leased by Aston Hotels & Resorts, a ResortQuest subsidiary, is used by a former stockholder and the previous corporate secretary of Aston Hotels & Resorts. Mr. Tatibouet has agreed to assume responsibility for the approximately $31,000 annual rent allocable for this space to the extent and for the period it is used for non-business purposes.

    Aston Hotels & Resorts leases on a month-to-month basis approximately 618 square feet of office space in a hotel owned by Mr. Tatibouet. The monthly lease amount is $754.

    AST Development, Inc. ("AST Development") and AST International, LLC ("AST International"), both entities controlled by Mr. Tatibouet, utilized in 1999 approximately 125 square feet and 240 square feet, respectively, of office space leased by Aston Hotels & Resorts. AST Development and AST International were charged approximately $5,300 and $9,400, respectively, for use of this space in 1999.

    COASTAL RESORTS. Coastal Resorts Realty and Coastal Resorts Management, both ResortQuest subsidiaries, lease office space and facilities under three separate lease agreements from Carl M. Freeman Associates, Inc. ("CMFA"). Joshua
M. Freeman is the Chairman and majority shareholder of CMFA. The rent paid by CMFA under these leases was $184,875 in 1999.

MANAGEMENT AGREEMENTS ____________________________________

    ABBOTT RESORTS. Abbott Resorts manages vacation condominiums owned or co-owned by Mr. Abbott pursuant to Abbott Resorts' standard management agreement. Abbott Resorts received aggregate property management fees related to these properties of approximately $587,214 in 1999.

    ASTON HOTELS & RESORTS. Since 1994, Aston Hotels & Resorts has managed two hotels owned by Andre S. Tatibouet. The aggregate management and other fees charged by Aston Hotels & Resorts for the management of these properties was $761,424 in 1999. The management agreements for these hotels terminate on December 31, 2003. In addition, prior to our acquisition of Aston Hotels & Resorts, Aston Hotels & Resorts was a party to two lease and management agreements for two hotels dated February 1, 1996 and February 21, 1991, respectively. Aston Hotels & Resorts transferred these lease and management agreements to AST Holdings, Inc. and simultaneously entered into management agreements with AST Holdings, Inc. to manage these properties. AST
Holdings, Inc. is owned by Mr. Tatibouet. The aggregate management and other fees charged by Aston Hotels & Resorts during 1999 for the management of these properties was $566,956.

OTHER TRANSACTIONS _______________________________________

    ABBOTT RESORTS. ResortQuest and Mr. Abbott entered into an agreement with respect to the payment of commissions on certain properties which were listed for sale or whose sale was pending as of the date of ResortQuest's acquisition of Abbott Resorts. ResortQuest paid Mr. Abbott approximately $171,000 in commissions in 1999.

    In connection with the acquisition of Abbott Resorts, Mr. Abbott entered into a three-year consulting agreement with ResortQuest that expires September 30, 2001. For all services rendered by Mr. Abbott pursuant to the consulting agreement, ResortQuest has agreed to compensate Mr. Abbott as follows:

- to pay a consulting fee of $125,000 per year;

- to pay premiums for coverage for Mr. Abbott and his immediate family under such health, hospitalization, disability, dental, life and other insurance plans that ResortQuest may have in effect from time to time;

- to reimburse Mr. Abbott for all business travel and other out-of-pocket expenses reasonably incurred by him in the performance of his duties; and

- to pay for a full membership in the Tops'l Beach and Racquet Club (the current cost for which is $1,200 per year).

The consulting agreement is terminable, by ResortQuest or Mr. Abbott, with cause on ten (10) days written notice and or without cause thirty (30) days written notice.

    ASTON HOTELS & RESORTS. Since July 22, 1997, Aston Hotels & Resorts has provided consulting and administrative services to AST International, LLC ("AST International"), an entity controlled by Andre S. Tatibouet. AST International has been billed $16,818 by Aston Hotels & Resorts for its services in 1999. Aston Hotels & Resorts also charged Aston International, AST Development and Mr. Tatibouet $61,606, $4,119 and $1,183, respectively, for expenditures on their behalf in 1999.

    At December 31, 1999, Mr. Tatibouet owed Aston Hotels & Resorts, either directly or through entities controlled by him (including properties managed by Aston Hotels & Resorts), an aggregate amount of approximately $4.9 million. Of this amount, $4.0 million represented cash advances made prior to our acquisition of Aston Hotel & Resorts that were formalized in a promissory note (the "Note") executed at the time of the acquisition. Interest was payable semi-annually under the Note at the prime rate less 0.5%, with a minimum of 6% and maximum of 10% with principal to be paid on May 25, 2008. The remaining $861,548 owed at December 31, 1999 represented interest due on the Note and certain fees and reimbursements payable under the management agreements described above.

    During 1999, we began discussions with Mr. Tatibouet to restructure the Note to provide for additional collateral. On February 16, 2000, we agreed with Mr. Tatibouet to the formation of two separate notes (the "New Notes"), one for $4 million and one for $940,000. The $940,000 note includes additional interest payable under the Note in January 2000. The New Notes are fully collateralized by certain real estate held by Mr. Tatibouet. The New Notes bear interest at prime rate, less 0.5%, with a minimum of 6% and a maximum of 10%. The $940,000 note, plus accrued interest, is due and payable in two equal installments on December 31, 2000 and July 31, 2001. Payments under the $4 million note are interest only, due and payable every January and July 1(st). The $4 million note is due and payable on May 25, 2008.

    Aston Hotels & Resorts has entered into a 20-year royalty free license agreement with AST Brands, LLC, an entity wholly-owned by Mr. Tatibouet, for use of the name Aston Hotels & Resorts as well as other service marks, tradenames, trademarks and logos.

    COASTAL RESORTS. Pursuant to an exclusive listing agreement with Sea Colony Development Corporation, a wholly-owned subsidiary of CMFA, dated January 1, 1997, Coastal Resorts Realty receives a real estate sales commission of 6.5% of the full purchase price of each new home sold at the Sea Colony condominium community in Bethany Beach, Delaware. Under the agreement, Coastal Resorts Realty is also required to develop a marketing plan, at its own expense, to promote home sales in the Sea Colony community. This agreement terminates on September 30, 2000.

    Pursuant to an agreement dated January 1, 1997, Coastal Resorts Realty received sales commissions of 6% for selling properties developed by Cove Resort Limited Partnership ("Cove Resort"). CMFA is the general partner and a 70% owner of Cove Resort. Under the agreement, Coastal Resorts Realty also was required to develop a marketing plan, at its own expense, to promote home sales in The Cove community. The agreement terminated on December 31, 1999.

    Sea Colony Development and Cove Resort paid Coastal Resorts Realty an aggregate of $2,011,928 under their agreements in 1999. At December 31, 1999, Coastal Resorts Realty owed Sea Colony Development $158,646 in overpayments attributable to new home sales.

    Coastal Resorts Management has a management agreement with CMF
Fitness, Inc., dated June 1, 1996, to manage the Sea Colony Fitness Center for $5,834 a month. CMF Fitness is a wholly owned subsidiary of CMFA. CMF Fitness paid Coastal Resorts Management $70,000 in 1999 under the agreement. The agreement terminates on the earlier of (i) December 31 of the year in which the last new home in the Sea Colony development is sold or (ii) December 31, 2005.

    Pursuant to an agreement with Sea Colony Water Company, L.L.C., dated January 1, 1997, Coastal Resorts Management was appointed exclusive agent for and manager of the Sea Colony Water Plant. Sea Colony Water is a wholly owned subsidiary of CMFA. Under the terms of the agreement, Coastal Resorts Management is entitled to retain all revenue collected by the water plant, less costs and expenses and certain payments to Sea Colony Water. Coastal Resorts Management received net revenues of $141,288 in 1999 from its management of the water plant. This agreement terminates on December 31, 2001 or upon the sale of the water plant.

    Coastal Resorts Management has also entered into an agreement with Sea Colony Water Company dated January 1, 1997 to provide construction supervision services for an upgrade to the water plant during a two-year term. Coastal Resorts' fee for the services is the direct costs it incurs plus 5%. Coastal Resorts Management received $12,600 for services under this Agreement in 1999.

    Pursuant to an agreement with CMF Paymaster, Inc. dated January 1, 1997, Paymaster provides administrative services relating to payroll and employee benefit matters to Coastal Resorts Management and Coastal Resorts Realty, at a cost of approximately $2 per pay period per employee. Paymaster is indirectly owned by Mr. Freeman. Paymaster received $33,857 under this agreement in 1999. This agreement was terminated on September 30, 1999.

    CMFA has appointed Coastal Resorts Management as its sole and exclusive agent for the management of commercial properties known as The Sea Colony Marketplace and Units A, B, C and D in the Edgewater Building, both located in Bethany Beach, Delaware. The Marketplace agreement runs for three years from June 1, 1997 and the Edgewater agreement renews automatically for one year on January 1 of each year, unless terminated in advance by either party. Both agreements provide for payment to Coastal Resorts Management of a management fee equal to 5% of gross receipts from the operation of the respective properties. Amounts paid by CMFA to Coastal Resorts Management under these agreements in 1999 equaled $26,583.

    Pursuant to an agreement dated January 1, 1998, CMFA has appointed Coastal Resorts Management as its exclusive agent for the management of a private thoroughfare running through the Sea Colony West condominium complex. The agreement runs until the earlier of December 31, 2000 or the sale by CMFA of the property. Payments to Coastal Resorts Management equal 20% of total budget expenditures for management of the road under a budget prepared by Coastal Resorts Management and approved by CMFA. CMFA paid Coastal Resorts Management $9,500 under the agreement in 1999.

    Pursuant to an agreement, dated as of January 1, 1998, between CMFA and Coastal Resorts Management, CMFA has appointed Coastal Resorts Management as CMFA's exclusive agent, for the period from January 1, 1998 to December 31, 2000, for the collection of ground rents owed to CMFA by condominium unit homeowners in the Sea Colony condominium development in Bethany Beach, Delaware. The agreement provides for CMFA to pay Coastal Resorts Management an administration fee equal to 3% of net ground rents collected under the agreement. In 1999, CMFA paid Coastal Resorts Management $28,262 under this agreement.

    During 1999, CMFA also paid $35,048 to Coastal Resorts Management for marketing services and shared overhead relating to three affiliates of CMFA.

    RESORTQUEST. ResortQuest paid approximately $1,513,000 to Thompson & Company in 1999 for advertising services, including reimbursement of approximately $752,526 for purchased advertising, production and printing costs. Mr. Sullivan's son is a Vice President of Thompson & Company.

  ----------------------------------------------------------------------------
                    ITEM 2 -- RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS
----------------------------------------------------------------------------

    The Board of Directors appointed Arthur Andersen LLP as independent public accountants to examine and report on ResortQuest's consolidated financial statements for the 2000 fiscal year and recommends that the shareholders ratify the appointment. Arthur Andersen has served as our independent auditors since ResortQuest was formed in September 1997. If the shareholders do not ratify the appointment of Arthur Andersen, the Audit Committee and the Board of Directors will consider the appointment of other independent public accountants. One or more representatives of Arthur Andersen will be present at the Annual Meeting. They will have the opportunity to respond to appropriate questions and to make a statement if they wish to do so.

  ----------------------------------------------------------------------------
                            ITEM 3 -- OTHER MATTERS
----------------------------------------------------------------------------

    The Board of Directors is not aware of any other matter to be presented for action at the meeting. If any other matter requiring a vote of the shareholders should arise, the Proxies (or their substitutes) will vote in accordance with their best judgment.

                       RESORTQUEST INTERNATIONAL, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints David L. Levine, James Olin and J. Mitchell Collins, or any of them individually and each of them with full power of substitution to represent them and to vote as designated on the reverse side all of the shares of Common Stock of the ResortQuest International, Inc., which the undersigned is entitled to vote, at the Annual Meeting of Stockholders to be held on Thursday, May 11, 2000 at the Embassy Suites, 1022 South Shady Grove Road, Memphis, TN 38120, and at any postponements or adjournments thereof.


                          (TO BE SIGNED ON REVERSE SIDE)

                         PLEASE DATE, SIGN AND MAIL YOUR
                       PROXY CARD BACK AS SOON AS POSSIBLE!


                          ANNUAL MEETING OF STOCKHOLDERS
                          RESORTQUEST INTERNATIONAL, INC.

                                   MAY 11, 2000




                     Please Detach and Mail in the Envelope Provided

      Please mark your
A /X/ votes as in this
      example.

                FOR ALL         WITHHOLD      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF EACH OF ITEMS 1 AND 2.
               NOMINEES        AUTHORITY
               LISTED AT       TO VOTE FOR
             RIGHT (except    ALL NOMINEES
             as marked to      LISTED AT                                                                      FOR  AGAINST  ABSTAIN
             the contrary        RIGHT        NOMINEES:                                   2. APPOINTMENT OF
                below)                        William W. Abbott, Jr.   Michael D. Rose       ACCOUNTANTS      / /    / /      / /
                                              Elan J. Blutinger        David C. Sullivan     Approval of the
                                              Joshua M. Freeman        Joseph V. Vittoria    appointment of
1. ELECTION      / /              / /         Heidi O'Leary Houston    Theodore L. Weise     Arthur Andersen LLP
   OF                                         David L. Levine                                as the Company's independent
   DIRECTORS                                                                                 public accountants for the
                                                                                             2000 fiscal year.
INSTRUCTIONS: To withhold authority to
vote for any individual nominee, strike                                                   3. VOTE ON OTHER MATTERS In their
a line through the nominee's name listed                                                     discretion, the Proxies are
at right.                                                                                    authorized to vote upon matters not
                                                                                             known to the Board of Directors as
                                                                                             of the date of the accompanying proxy
                                                                                             statement.

                                                                                             UNLESS OTHERWISE SPECIFIED IN THE
                                                                                             SQUARES PROVIDED, THE PROXIES SHALL
                                                                                             VOTE FOR THE ELECTION OF THE NOMINEES
                                                                                             LISTED ABOVE AND FOR THE APPROVAL OF
                                                                                             THE APPOINTMENT OF AUDITORS.

                                                                                             PLEASE MARK, SIGN, DATE AND RETURN
                                                                                             THIS PROXY CARD PROMPTLY USING THE
                                                                                             ENCLOSED ENVELOPE.



_____________________________________________   ___________________________________________  Date: ______________________,  2000
Signature                                       Signature, If Held Jointly

NOTE:  Signature should be identical with the name typed on the Proxy. Joint owners should each sign personally. Persons signing as attorney, executor, administrator, trustee or guardian should give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If partnership, please sign in partnership name by authorized person.
